Exhibit 4.1



                             SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE, dated as of August 26, 2005 (the "Supplemental Indenture") to the Indenture among Di Giorgio Corporation, a Delaware corporation (the "Company") and The Bank of New York, as Trustee (the "Trustee") dated June 20, 1997 (the "Indenture").

                              W I T N E S S E T H:

     WHEREAS, the Company has issued its 10% Senior Notes due 2007 (the "Notes") in the aggregate principal amount of $155,000,000 pursuant to the Indenture and the aggregate principal amount outstanding as of August 9, 2005 is $148,300,000; and

     WHEREAS, Section 9.2 of the Indenture provides that with the written consent of not less than a majority of the outstanding principal amount of the Notes, the Company and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of the Indenture; and

     WHEREAS, the Company has solicited the consent of the holders of the Notes to an amendment to the Indenture (the "Proposed Amendment") pursuant to that certain Consent Solicitation Statement dated August 26, 2005 (the "Statement"); and

     WHEREAS, the holders of a majority in aggregate principal amount of the outstanding Notes issued under the Indenture have consented to the Proposed Amendments.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                           AUTHORIZATION; DEFINITIONS

     Section 1.01. EFFECTIVENESS AND EFFECT. This Supplemental Indenture shall become effective only upon satisfaction of the conditions described in the Statement. Except as modified, amended and supplemented by this Supplemental
Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect. The provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture, the terms of which shall bind every holder of Notes. On and after the date hereof, all references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture.

     Section 1.02. DEFINITIONS. Unless the context shall otherwise require, all terms which are defined in Section 1.1 of the Indenture shall have the same meanings, respectively, in this Supplemental Indenture as such terms are given in said Section 1.1 of the Indenture. Any references or definitions in the Indenture which would be deleted or amended as a result of the deletions and amendments set forth in Section 2.01 of this Supplemental Indenture shall be deemed deleted or amended, as necessary.


                                   ARTICLE II
                             AMENDMENTS TO INDENTURE

     Section 2.01. AMENDED PROVISIONS. The Indenture is hereby amended as follows:

     1. Section 10.17 "Provision of Financial Statements" is amended in its entirety to read:

          Section 10.17. Provision of Financial Statements.

               If the Company is not subject to the  reporting  requirements  of
          Section 13 or 15(d) of the Exchange Act, the Company shall:

               (a) provide the Trustee for delivery to the Holders, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and within 90 days after the end of each fiscal year of the Company, financial statements prepared in accordance with GAAP and such other information that would be required to be contained in quarterly reports on Form 10-Q and annual reports on form 10-K, respectively, were the Company required to file such reports pursuant to Section 13 or 15(d) of the Exchange Act (the "Quarterly and Annual Reports"), except with respect to Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated as a result thereof (including but not limited to Rules 13a-15 and 15d-15 of the Exchange Act and Items 307 and 308 of Regulation S-K, including the required certifications thereof);

               (b) provide the Trustee for delivery to the Holders such information as would be required to be contained in a Current Report on Form 8-K were the Company required to file such current reports pursuant to Section 13 or 15(d) of the Exchange Act (the "Current Reports") within the timeframes for filing such Current Reports set forth by the rules of the SEC, except, if applicable, with respect to
          Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations of the SEC promulgated as a result thereof;

               (c) provide the information described above in (a) and (b) to the Trustee for delivery to (i) beneficial owners of the Notes that certify that they are beneficial owners of the Notes; (ii) prospective investors that certify that they are QIBs and (iii) securities analysts that certify that they are securities analysts, in each case upon their written request;

               (d) for so long as any Notes remain outstanding, furnish to (i) Holders of Notes and (ii) prospective investors that certify that they are QIBs, in each case upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and

               (e) conduct a conference call regarding its recent earnings results following the delivery of each Quarterly and Annual Report, after giving advanced notice thereof as to form, substance and timing which shall, in the Company's reasonable determination, be consistent with those of public companies.


                                   ARTICLE III

     Section 3.01. COUNTERPARTS. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 3.02. ACCEPTANCE. The Trustee accepts the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution by the Company, or for or in respect of the recitals contained herein, all of which are made solely by the Company.

     Section 3.03. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture, by the Company, the Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     Section 3.04. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that each provision hereof and each portion of such provision shall be enforceable to the fullest extent permitted by law even if other portions of such provisions, or other provisions hereof, are held invalid, illegal or unenforceable.

     Section 3.05. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

     Section 3.06. INCORPORATION INTO INDENTURE. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     Section 3.07. TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

     Section  3.08.  COMPLIANCE  WITH TRUST  INDENTURE  ACT.  This  Supplemental
Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the "TIA"). If any provision of this Supplemental Indenture limits, qualifies, or conflicts with the duties imposed by the TIA, the imposed duties shall control.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                       DI GIORGIO CORPORATION



                                       By: /s/ Robert A. Zorn
                                           ----------------------
                                           Name:   Robert A. Zorn
                                           Title:  Executive Vice President


                                       THE BANK OF NEW YORK



                                       By: /s/ Kisha A. Holder
                                           ------------------------
                                           Name:  Kisha A. Holder
                                           Title: Assistant Vice President